Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-155416-02) and the Registration Statement on Form S-4 (No. 333-151014) of Ameren Energy Generating Company of our report dated February 26, 2010 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri

February 26, 2010